                                                                    EXHIBIT 11.1


                      Visteon Corporations and Subsidiaries
                 STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS
                       (in millions, except share amounts)

                                                     Second Quarter                    Second Quarter
                                                          2002                               2001
                                            ----------------------------------------------------------------
                                                Basic           Diluted            Basic             Diluted
                                                -----           -------            -----             -------

Income (loss) before cumulative effect
   of change in accounting principle        $          72    $          72    $         (40)   $         (40)

Cumulative effect of change
   in accounting principle, net of tax                  -                -                -                -
                                            -------------    -------------    -------------    -------------

Net income (loss)                           $          72    $          72    $         (40)   $         (40)
                                            =============    =============    =============    =============


Weighted average shares outstanding:

   Common shares outstanding                  130,770,000      130,770,000      130,790,000      130,790,000

   Less restricted shares outstanding a/        2,780,000        2,780,000        1,370,000        1,370,000
                                            -------------    -------------    -------------    -------------

   Unrestricted common shares
      outstanding for basic                   127,990,000      127,990,000      129,420,000      129,420,000

   Dilutive impact of restricted stock
     awards and stock options                         N/A        1,106,000              N/A                -  b/
                                            -------------    -------------    -------------    -------------

   Common and equivalent
      shares outstanding                      127,990,000      129,096,000      129,420,000      129,420,000
                                            =============    =============    =============    =============


Per common and equivalent share:

   Income (loss) before cumulative effect
      of change in accounting principle     $        0.56    $        0.56    $       (0.31)   $       (0.31)

   Cumulative effect of change
      in accounting principle                           -                -                -                -
                                            -------------    -------------    -------------    -------------

   Net income (loss)                        $        0.56    $        0.56    $       (0.31)   $       (0.31)
                                            =============    =============    =============    =============




                                                        First Half                      First Half
                                                          2002                             2001
                                            ----------------------------------------------------------------
                                                Basic           Diluted           Basic           Diluted
                                                -----           -------           -----           -------
Income (loss) before cumulative effect
   of change in accounting principle        $          (1)   $          (1)   $          (9)   $          (9)

Cumulative effect of change
   in accounting principle, net of tax               (265)            (265)               -                -
                                            -------------    -------------    -------------    -------------

Net income (loss)                           $        (266)   $        (266)   $          (9)   $          (9)
                                            =============    =============    =============    =============


Weighted average shares outstanding:

   Common shares outstanding                  130,650,000      130,650,000      130,830,000      130,830,000

   Less restricted shares outstanding a/        2,420,000        2,420,000        1,210,000        1,210,000
                                            -------------    -------------    -------------    -------------

   Unrestricted common shares
      outstanding for basic                   128,230,000      128,230,000      129,620,000      129,620,000

   Dilutive impact of restricted stock
     awards and stock options                         N/A                - b/           N/A                0 b/
                                            -------------    -------------    -------------    -------------

   Common and equivalent
      shares outstanding                      128,230,000      128,230,000      129,620,000      129,620,000
                                            =============    =============    =============    =============


Per common and equivalent share:

   Income (loss) before cumulative effect
      of change in accounting principle     $       (0.01)   $       (0.01)   $       (0.07)   $       (0.07)

   Cumulative effect of change
      in accounting principle               $       (2.06)           (2.06)               -                -
                                            -------------    -------------    -------------    -------------

   Net income (loss)                        $       (2.07)   $       (2.07)   $       (0.07)   $       (0.07)
                                            =============    =============    =============    =============


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a/    Restricted stock is excluded from the weighted average shares outstanding for basic earnings per share calculations.

b/ Note that for the second quarter of 2001, first half of 2002 and first half of 2001, an additional 404,000, 712,000 and 202,000 diluted shares would have been added to the weighted average shares, however they have not been included as the effect would be antidilutive.